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                                                                   EXHIBIT 10.11

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into on the 16th day of August, 1999, by and among LAHAINA ACQUISITIONS, INC., a Colorado corporation ("Lahaina"), LAHA No. 1, Inc., a Georgia corporation ("LAHA 1"), MONGOOSE INVESTMENTS, LLC, a Georgia limited liability company ("Mongoose"), THE ACCENT GROUP, INC., a Georgia corporation ("Accent"), ACCENT MORTGAGE SERVICES, INC., a Georgia corporation ("AMSI") and ALTMAN, KRITZER & LEVICK, P.C., a Georgia professional corporation ("Escrow Agent").


                                  WITNESSETH:

         WHEREAS, LAHA 1, a wholly-owned subsidiary of Lahaina, and Accent have agreed to merge, with Accent surviving the merger, pursuant to the terms and conditions of that certain Agreement and Plan of Merger among Lahaina, LAHA 1, Mongoose, Accent and AMSI, to be dated July 21, 1999 (the "Merger"), and delivered to Escrow Agent pursuant hereto (the "Merger Agreement");

         WHEREAS, the parties have agreed to place all of the closing documents with Escrow Agent for delivery (i) upon receipt of that certain consent to the Merger by and between Lahaina and GCA Strategic Investment Fund, Ltd., a Bermuda corporation ("GCA") to be attached to the Merger Agreement as Exhibit K (the "GCA Consent") and (ii) payment of the Lahaina payables, as set forth on
Schedule 10.1 to the Merger Agreement (the "Delivery Date");

         WHEREAS, in an effort to expedite the Closing, Lahaina has agreed to temporarily waive receipt of the estoppel certificates as a closing condition (the "Estoppel Certificates"), as set forth in Section 10.3 of the Merger Agreement, for a period of 45 calendar days from the date hereof;

         WHEREAS, in an effort to expedite the Closing, Lahaina has agreed to temporarily waive receipt of the documents to be provided at or prior to the Closing pursuant to Section 10.3(d)-(g) (the "Real Estate Documents") until such time as such documents are required to release the Merger Shares pursuant to Schedule 4.1 to the Merger Agreement; and

         WHEREAS, the parties set forth above have agreed to require the letter of the Shareholders and the Beneficial Owners setting forth their respective representations, warranties and covenants, attached as Exhibit A hereto, be signed by all Shareholders and Beneficial Owners as a condition to closing.

         1.       Deferral of Certain Closing Conditions.

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                  A.       Unless otherwise altered or waived by the then
current Board of Lahaina, failure to provide the Estoppel Certificates within 45 days of the date hereof will constitute a breach under the Merger Agreement.

                  B. Unless otherwise altered or waived by the then current Board of Lahaina, the Conditions of Release, as set forth on Schedule
4.1 to the Merger Agreement, for any property listed on such schedule will not be deemed satisfied until the Real Estate Documents corresponding with such property have been provided to Lahaina, as set forth more fully in the Merger Agreement.

         2. Additional Conditions to Closing. The obligations of Lahaina and LAHA 1 to effect the Merger shall be subject to (i) the execution of the letter attached as Exhibit A hereto by the Shareholders and Beneficial Owners at or prior to the Closing (ii) the execution of an Amendment to the Agreement and Plan of Merger in a form mutually acceptable to the parties to the Merger Agreement, and (iii) the execution of a mutually acceptable agreement with GCA LNB.

         3. Deliveries. Contemporaneously with the execution of this Escrow Agreement, the parties have delivered to Escrow Agent, and Escrow Agent acknowledges the receipt of, the following original documents, each dated July 21, 1999, August 16, 1999 or undated, and properly executed on behalf of the applicable parties (collectively, the "Closing Documents"):

                  A. The Merger Agreement, together with the Schedules and Exhibits thereto;

                  B. The Amended Agreement and Plan of Merger, dated August 16, 1999, by and among the parties listed in the Preamble above;

                  C.       Resignations as directors of the Lahaina of Richard
                           P. Smyth, Gerald F. Sullivan, Sidney E. Brown and D. Nelson Lester;

                  D. Resolutions of directors of Lahaina electing new directors;

                  E. Opinions of Paul, Hastings, Janofsky & Walker LLP, of Holland & Hart LLP and of Altman, Kritzer & Levick, P.C.;

                  F.       Officer's Certificates of each of Lahaina and Accent;

                  G. Secretary's Certificates of each of Lahaina and Accent;

                  H.       Certificate of Merger of LAHA 1 with and into Accent;

                  I.       Articles of Merger of LAHA 1 into Accent.

         4. Closing Instructions. Escrow Agent agrees to hold all of the Closing Documents until the Delivery Date.

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                  Prior to delivery on the Delivery Date, Lahaina shall pay the payables set forth on Schedule 10.1, including but not limited to, payment of $225,000 to Paul, Hastings, Janofsky & Walker LLP.

                           On the Delivery Date, Escrow Agent will (with the cooperation of counsel to Lahaina) distribute the Closing Documents as appropriate among the parties and file the Articles of Merger with the Secretary of State of the State of Georgia.

                           Upon payment of such payables, filing of the Articles of Merger and distribution of the Closing Documents, the "Closing" contemplated by the Merger Agreement shall have occurred.

         5.       Liability of Escrow Agent.

         A. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for any negligence, willful misconduct or breach of trust by Escrow Agent under this Agreement, and, accordingly, Escrow Agent shall not incur any such liability with respect to the following:

                  (1) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement; or

                  (2) any action taken or omitted in reliance on any instrument, including any notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument, and to conform with the provisions of this Agreement.

         B. Notwithstanding anything in this Agreement to the contrary, upon a dispute between Sellers and Buyer sufficient in the sole discretion of Escrow Agent to justify its doing so, then Escrow Agent shall be entitled to tender the Closing Documents into the registry or custody of any court of competent jurisdiction in Fulton County, Georgia, together with such pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement (other than with respect to any liabilities for negligence, willful misconduct or breach of trust by Escrow Agent).

         C. Sellers and Buyer indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all claims, actions demands, losses, damages, expenses

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                  (including, without limitation, court costs, attorney's fees and accountant's fees) and liabilities that may be imposed upon performance of its duties under this Escrow Agreement, including, without limitation, any litigation arising from this Agreement or involving the subject matter of this Agreement, but excluding any such claims, actions, demands, losses, damages, expenses and liabilities resulting from or arising out of any negligence, willful misconduct or breach of trust by Escrow Agent under this Agreement. If there is litigation arising from this Agreement or involving the subject matter hereof, and if Sellers and Buyer are opposing parties in such litigation, then the party prevailing in such litigation shall be reimbursed promptly upon demand by the other party in an amount equal to that amount which the prevailing party shall have paid Escrow Agent with respect to such litigation and its subject matter pursuant to the indemnification agreement contained in this Escrow Agreement. The provisions of this Section 3 shall survive the closing of the purchase of the Companies or any termination, cancellation or rescission of this Agreement.

         D. Any notice to be given by Escrow Agent to Sellers or Buyer shall be given in writing in accordance with the provisions of the Merger Agreement.

         6. Governing Law. This Escrow Agreement is to be performed in the State of Georgia and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided that Escrow Agent shall not assign its rights, duties or obligations hereunder in whole or in part without the prior written consent of the other parties hereto and any such assignment without said consent shall be void.

         7. Severability. If any clause, provision or section of this Agreement be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

         9. Waiver. Each party waives any claim such party may have arising from Altman, Kritzer & Levick, P.C.'s acting as Escrow Agent hereunder and as counsel to Accent and AMSI in connection with the Merger Agreement.


                        [SIGNATURES FOLLOW ON NEXT PAGE]

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on
August 16, 1999.


                                        LAHAINA ACQUISITIONS, INC.


                                        By: /s/ Richard P. Smyth
                                           -------------------------------------
                                           Richard P. Smyth
                                           Chief Executive Officer


                                           LAHA NO. 1, INC.


                                        By: /s/ Richard P. Smyth
                                           -------------------------------------
                                           Richard P. Smyth
                                           President and Chief Executive Officer


                                        MONGOOSE INVESTMENTS, LLC


                                        By: /s/ Richard P. Smyth
                                           -------------------------------------
                                           Richard P. Smyth
                                           Managing Member


                                        THE ACCENT GROUP, INC.


                                        By:   /s/ L Scott Demerau
                                           -------------------------------------
                                           Name:    L Scott Demerau
                                                --------------------------------
                                           Title:   President
                                                 -------------------------------


                                        ACCENT MORTGAGE SERVICES, INC.


                                        By:   /s/ L Scott Demerau
                                           -------------------------------------
                                           Name:    L Scott Demerau
                                                --------------------------------
                                           Title:   President
                                                 -------------------------------

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                                        ALTMAN, KRITZER & LEVICK, P.C.


                                        By: /s/ Steven A. Cunningham
                                           -------------------------------------
                                           Name: Steven A. Cunningham
                                                --------------------------------
                                                     Shareholder